Exhibit 99.1

InfoTech USA Agrees to Sell Operating Assets

Minneapolis-based Corporate Technologies to Support InfoTech’s

Current Business While Emphasizing New Growth in Managed Services

Asset Sale Should Result in $1.5 to $1.7 Million in Net Liquid Assets on the Company’s Balance Sheet

Publicly-Quoted Corporate Entity Will Seek to Acquire Operating Business

FAIRFIELD, NJ – November 15, 2007 – The Board of Directors of InfoTech USA, Inc. (OTCBB: IFTH), a majority-owned subsidiary of Applied Digital (NASDAQ: ADSX), a leading provider of identification and security technology, announced today that InfoTech has entered into an agreement with Minneapolis, MN-based Corporate Technologies LLC, to sell substantially all of InfoTech’s operating assets to Corporate Technologies.

Corporate Technologies plans to integrate InfoTech’s operations with their four existing information technology businesses in the Midwest and in California. Through their Technology Advantage™ offering, Corporate Technologies provides managed IT services to small and medium sized businesses.

The transaction, structured as an asset sale, is subject to shareholder vote. Applied Digital owns approximately 50.9% of InfoTech’s common stock, and has indicated that it will vote in favor of the transaction.

Jay F. McKeage, President and CEO of InfoTech, commented, “We expect this transaction to close, following the shareholder vote, in December, and at that point the Company will be re-named. The effect of the asset sale should result, we believe, in approximately $1.5 to $1.7 million in net liquid assets on the Company’s balance sheet. Our top priority following the closing of the transaction will be to acquire an attractive operating business seeking to become publicly traded through reverse merger.”

In connection with the proposed transaction, InfoTech will file a proxy statement with the Securities and Exchange Commission (the “SEC”). Shareholders of InfoTech are advised to read the proxy statement when it is finalized and distributed to shareholders because it will contain important information.

About Corporate Technologies LLC

Corporate Technologies is the leading provider of IT solutions to businesses and institutions in North Dakota, northeast South Dakota, West Central Minnesota, Southern California and West Michigan. It offers a wide range of IT solutions, including VoIP and PBX telephone systems, computer networking solutions, repair and warranty services, and systems integration and consulting. Corporate Technologies has leveraged its thirty years of industry experience to gain many valuable certifications with leading manufacturers of IT equipment.

About InfoTech USA

InfoTech USA, Inc., a majority-owned subsidiary of Applied Digital, is a 27 year-old provider of information technology solutions, including consulting, networking, procurement, deployment, integration, migration and security services and solutions. The company also provides system and network maintenance services. For more information, please visit www.InfoTechUSA.com.

About Applied Digital – “The Power of Identification Technology”

Applied Digital develops innovative identification and security products for consumer, commercial, and government sectors worldwide. The Company's unique and often proprietary products provide identification and security systems for people, animals, the food supply, government/military arena, and commercial assets. Included in this diversified product line are RFID applications, end-to-end food safety systems, GPS/Satellite communications, and telecomm and security infrastructure, positioning Applied Digital as the leader in identification technology. Applied Digital is the owner of a majority position in Digital Angel Corporation (AMEX:DOC) and VeriChip Corporation (NASDAQ:CHIP).

Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

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Contact:

Allison Tomek

561-805-8000

Applied Digital

Delray Beach, FL

atomek@adsx.com